EXHIBIT 99.1

vTv Therapeutics Announces Deepa Prasad as New President and CEO

HIGH POINT, N.C., Oct. 20, 2021 at 9am (GLOBE NEWSWIRE) -- vTv Therapeutics Inc. (Nasdaq: VTVT) a clinical-stage biopharmaceutical company focused on the development of orally administered treatments for type 1 diabetes and psoriasis, today announced that Deepa Prasad will lead the company as President and Chief Executive Officer, effective immediately. Stephen L. Holcombe who previously served as vTv’s President and Chief Executive Officer will be retiring.

Deepa joins vTv as it sets to launch phase 3 pivotal studies for its most advanced product, TTP399, which was granted Breakthrough Therapy Designation by the FDA in April as an oral adjunctive therapy for the treatment of type 1 diabetes.

Recent positive results from the phase 2 study showed treatment with TTP399 resulted in a statistically significant improvement in HbA1c relative to placebo and a clinically meaningful decrease (40%) in the frequency of severe and symptomatic hypoglycemia.

Earlier this month, vTv announced positive results from a mechanistic study indicating no increased risk of ketoacidosis with TTP399 during acute insulin withdrawal in patients with type 1 diabetes. Patients taking TTP399 also reported no events of hypoglycemia, while four events of hypoglycemia were reported in the placebo arm.

“I am thrilled to have Deepa to step in to this role at an exciting time,” said Robin E. Abrams, vTv Chairwoman. “Deepa is the right choice to steer the company through this final stage of TTP399 development, given her significant experience in leadership roles at several prominent healthcare companies during pivotal moments of change and growth.”

Ms. Prasad brings over 20 years of healthcare experience spanning venture capital, biotech investment banking, general management, startups and legislation. She most recently served as Managing Director at WestRiver Group, where she led the firm’s investments in Design Therapeutics (Nasdaq: DSGN), Ginger (now $3B Headspace Health), and Curai. She currently sits on the Board of Design Therapeutics and is an Independent Advisor to Equilibre Biopharmaceuticals. In June 2021, Deepa was awarded the Falk Marques General Partners Rising Star Award sponsored by Deloitte.

“I am pleased to join vTv Therapeutics and lead us through our next phase of growth,” said Prasad. “Hypoglycemia is a significant cause of morbidity and potential mortality, and vTv is well-positioned to address this serious issue for the worldwide and growing Type 1 diabetes patient population.”

About vTv Therapeutics
vTv Therapeutics Inc. is a clinical-stage biopharmaceutical company focused on developing oral, small molecule drug candidates. vTv has a pipeline of clinical drug candidates led by programs for the treatment of type 1 diabetes and psoriasis. vTv’s development partners are pursuing additional indications in type 2 diabetes, chronic obstructive pulmonary disease, renal disease, primary mitochondrial myopathy, and pancreatic cancer. For more information, please visit www.vtvtherapeutics.com or follow us on Twitter: @vTvTherapeutics.

On October 19, 2021, Ms. Prasad was granted stock options (the “Options”) to purchase 2,498,635 shares of the Class A common stock of vTv at an exercise price of $1.47 per share pursuant to an inducement award agreement (the “Inducement Award Agreement”). Subject to potential acceleration upon the achievement of certain performance metrics as set forth in the Inducement Award Agreement, the Options will vest on the third anniversary of the grant date. Upon certain terminations of employment, a portion of the Options will vest on a pro rata basis based on the number of days employed during the three year term. The grant of Options was made as an inducement grant under NASDAQ Listing Rule 5635(c)(4).

Forward-Looking Statements
This release contains forward-looking statements, which involve risks and uncertainties. These forward-looking statements can be identified by the use of forward-looking terminology, including the terms “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and, in each case, their negative or other various or comparable terminology. All statements other than statements of historical facts contained in this release, including statements regarding the timing of our clinical trials, our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans, objectives of management and expected market growth are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Important factors that could cause our results to vary from expectations include those described under the heading “Risk Factors” in our Annual Report on Form 10-K and our other filings with the SEC. These forward-looking statements reflect our views with respect to future events as of the date of this release and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. These forward-looking statements represent our estimates and assumptions only as of the date of this release and, except as required by law, we undertake no obligation to update or review publicly any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this release. We anticipate that subsequent events and developments will cause our views to change. Our forward-looking statements do not reflect the potential impact of any future acquisitions, merger, dispositions, joint ventures or investments we may undertake. We qualify all of our forward-looking statements by these cautionary statements.

Contacts

Investors:

Corey Davis
LifeSci Advisors
CDavis@LifeSciAdvisors.com

or

Media:

PR@vtvtherapeutics.com

Source: vTv Therapeutics Inc.